HUMBOLDT COUNTY, NEVADA 07/02/2012 11:12 AM
MARY ANN HAMMOND, RECORDER PAGE 1 of 2
PAID $2,358.90 First American Title Reno

2012 3904

Order No. TSL-36328-CS
Document Transfer Tax $2,343.90
APN 005-421-27

RECORDING REQUESTED BY AND
When recorded Mail this Deed to:
Title Service and Escrow Co.
P.O. Box 833
Yerington, NV 89447

MAIL TAX BILL TO GRANTEE:
AMERICAN INTERNATIONAL VENTURES, INC.
6004 TEALSIDE COURT
LITHIA, FL 33547

SPACE ABOVE FOR RECORDER'S USE

2425566WB

GRANT, BARGAIN and SALE DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged

TUCKER WHITE and VICTORIA L. BURGESS, husband and wife, who previously acquired title as TUCKER WHITE, an unmarried man and VICTORIA L. BURGESS, an unmarried woman

does hereby Grant, Bargain and Sell to

AMERICAN INTERNATIONAL VENTURES, INC., a Delaware Corporation

the following described real property situate in the County of HUMBOLDT, State of Nevada:

TOWNSHIP 35 NORTH, RANGE 34 EAST, M.D.B.&M.

SECTION 29: ALL

EXCEPTING THEREFROM ANY PORTIONS LYING WITHIN THE BOUNDARIES OF ANY COUNTY ROAD OR STATE OR FEDERAL HIGHWAY.

TOGETHER WITH all tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and any reversion, remainders, rents, issues or profits thereof.

DATED 6-25-12

2012 3904

____
TUCKER WHITE

____
VICTORIA L. BURGESS

STATE OF NEVADA)
) ss.
COUNTY OF LYON)

On 6-25-12 personally appeared before me, a Notary Public (or Judge or other authorized person, as the case may be), TUCKER WHITE and VICTORIA L. BURGESS who acknowledged to me that they executed the within instrument.

____
Notary Public

C. SAHAGUN
Notary Public - State of Nevada
Appointment Recorded in Lyon County
No: 07-2945-12 - Expires April 26, 2015

HUMBOLDT COUNTY, NEVADA 07/02/2012 11:12 AM
MARY ANN HAMMOND, RECORDER PAGE 1 of 3
PAID $19.00 First American Title Reno
2012 3905

APN 005-421-27
Order No. TSL-36328-CS

WHEN RECORDED MAIL TO:
TITLE SERVICE & ESCROW CO., IC
PO BOX 985
YERINGTON, NV 89447

SPACE ABOVE FOR RECORDER'S USE

SHORT FORM DEED OF TRUST AND ASSIGNMENT OF RENTS

This Deed of Trust, made this 20th day of JUNE, 2012, between AMERICAN INTERNATIONAL VENTURES, INC., a Delaware Corporation herein called TRUSTOR, whose address is 6004 TEALSIDE COURT; LITHIA, FL 33547, TITLE SERVICE AND ESCROW COMPANY, a Nevada corporation, herein called TRUSTEE, and TUCKER WHITE and VICTORIA L. BURGESS, husband and wife as Joint Tenants with the Right of Survivorship, herein called BENEFICIARY, whose address is PO BOX 1022; YERINGTON, NV 89447.

Witnesseth: That Trustor IRREVOCABLY GRANTS, TRANSFERS, AND ASSIGNS TO TRUSTEE IN TRUST, WITH POWER OF SALE, that property in HUMBOLDT County, Nevada, described as:

TOWNSHIP 35 NORTH, RANGE 34 EAST, M.D.B.&M.

SECTION 29: ALL

EXCEPTING THEREFROM ANY PORTIONS LYING WITHIN THE BOUNDARIES OF ANY COUNTY ROAD OR STATE OR FEDERAL HIGHWAY.

TOGETHER WITH the rents, issues and profits thereof, reserving the right to collect and use the same except during continuance of some default hereunder and during continuance of such default authorizing Beneficiary to collect and enforce the same by any lawful means in the name of any party hereto.

FOR THE PURPOSE OF SECURING: 1. Performance of each agreement of Trustor incorporated by reference or contained herein. 2. Payment of the indebtedness evidenced by one promissory note of even date herewith, and any extension or renewal thereof, in the principal sum of $100,000.00 executed by Trustor in favor of Beneficiary or order. 3. Payment of such additional sums as may hereafter be advanced for the account of Trustor or Assigns by Beneficiary with interest thereon.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES: By the execution and delivery of this Deed of Trust and the note secured hereby, that provisions (1) to (16) inclusive of the Deed of Trust recorded in the Book and at the page, or Document No. of Official Records in the Office of the county recorder of the county where said property is located, noted below opposite the name of such county, viz:

COUNTY	DOC. NO.	BOOK	PAGE	COUNTY	DOC. NO.	BOOKPAGE
Ormsby	72637 19	102	Humboldt		116986	383

(which provisions, identical in all counties) hereby are adopted and incorporated herein and made a part hereof as fully as though set forth herein at length; that he will observe and perform said provision; and that the references to property, obligations, and parties in said provisions shall be construed to refer to the property, obligations, and parties set forth in this Deed of Trust.

The parties agree that with respect to provision 16, the amount of fire insurance required by covenant 2 shall be reasonable and with respect to attorneys' fees provided for by covenant 7 the percentage shall be reasonable.

Trustor agrees that Trustor shall not assign or transfer this Deed of Trust, the Promissory Note secured hereby, or any obligation or interest hereunder or the property, or any part thereof, which is described in this Deed of Trust, without written consent of Beneficiary. Any attempted Assignment or Transfer by Trustor in violation of the foregoing provision may, at Beneficiary's option, be deemed a default by the Trustor, and Beneficiary may pursue such remedy or remedies as may be available to it for such a material breach.

The undersigned Trustor requests that a copy of any Notice of Default and of any Notice of Sale hereunder be mailed to him at his address hereinbefore set forth.

2012 3905

AMERICAN INTERNATIONAL VENTURES,
INC., a Delaware Corporation

Jack Wagenti, Secretary/Treasurer

STATE OF New Jersey)
) ss.
COUNTY OF Sussex)

On June 20, 2012 personally appeared before me, a Notary Public (or Judge or other authorized person, as the case may be), Jack Wagenti who acknowledged to me that he executed the within instrument.

Notary Public

JOSETTE STAR KAUFMANN
Notary Public
State of New Jersey
My Commission Expires May 12, 2016